CUMMINS  &  WALKER  OIL  COMPANY,  INC.
P.  0.  Box  718
Corpus  Christi,  Texas  78403
(5  12)  882-2607  FAX  (512)  882-2672

May  21,  1999

LaKota  Energy,  Inc.
Mr.  John  Hays
6606  Carrington  Court
Sugarland,  Texas  77479

Re:     Garwood  Prospect
     Colorado  County,  Texas

Dear  Mr.  Hays:

When accepted by you, this letter will constitute the agreement ("Letter Agreement") regarding the above referenced prospect between Cummins & Walker Oil Company, Inc. ("C&W") and LaKota Energy, Inc., hereinafter referred to as "Non-Operator", as follows:

1.  Lease:C&W  owns  or controls certain oil and gas leases (''leases") covering
    ------
lands situated in Colorado County, Texas, as designated on the plat attached hereto, said leases being more particularly described on the Exhibit "A" attached hereto and made a part hereof

II. Royalty & Overriding Royalty Burdens:  The leases are subject to royalty and
    ------------------------------------
overriding  royalties  equal  to  25.0%  of  8/8ths.

III.  Assignment:  For and consideration of the payments by  Non-Operator to C&W
      -----------
and in further consideration of the agreements of Non-Operator herein contained, C&W hereby agrees to deliver an assignment to Non-Operator of an undivided seventeen and one-half percent (17.5%) interest in and to the leases, subject to
(1) the royalty and overriding royalty burdens hereinabove mentioned and, (2) a twenty-five percent (25.0%) working interest back-in after "payout" of the "test well". "Payout" shall be deemed to have occurred at that point in time when the revenues from the sale of oil and gas from the "test well" hereinafter described, after deducting royalties, overriding royalties, taxes on production and operating expenses as set forth in the Operating Agreement attached hereto and made a part hereof, are equal to the sum of the costs of drilling, completing and equipping said test well for production, including all land, legal, seismic, geological and origination costs. With regard to all development wells drilled subsequent to the test well, Non-Operator's interest shall be reduced by its proportionate part of the 25% back-in after payout, so that Non-Operator's pro--rata share of the costs under any such development well shall be 75% of 17.5 %, which is equal to 13.125%.

IV.  Test. well and Operating Agreement:Upon acceptance of this Letter Agreement
     -----------------------------------
by the parties hereto, Non-Operator agrees to pay to C&W the sum of $57,225.00 (Fifty-Seven Thousand Two Hundred Twenty Five Dollars) which represents Non-Operator's 17.5% share of the costs of $207,000.00 for land, legal, geology & origination, and seismic costs, plus 17.5% of &120,000.00 representing the "dry hole" portion of the costs for the test well on the AFE attached hereto and made a part hereof. C&W agrees to commence operations on or before July 1, 1999 for the drilling of said test well at a mutually agreeable location to a total depth of 7000 feet in a good faith effort to discover oil and/or gas in paying quantities. "Casing point" for the test well is hereby defined as the point in time when the test well has been drilled to total depth and evaluated with the industry standard triple-combo well log, plus sidewall cores and
formation  tests  as  deemed  necessary  by  C&W.   At  casing  point,  should
Non-Operator elect to participate in the completion of the test well as a producer, then Non-Operator shall pay its proportionate 17.5% of the completion costs as estimated on said AFE. It is hereby provided, however, that should Non--Operator elect not to participate in the completion of the test well, then Non-Operator shall have no further interest in the test well and the leases. All operations after casing point shall be governed by the terms of the Operating Agreement. Should Non-Operator elect to participate in the completion of the test well, then C&W will promptly deliver the assignment to Non-Operator of his undivided 17.5% interest in and to the leases subject to the terms hereof. If the actual costs incurred amount to less than the estimates represented on the AFE then an appropriate refund or credit shall be made for the account of Non-Operator. If the actual costs amount to more than the estimated costs, then Non-Operator agrees to pay for Non-Operator's proportionate 17.5% of such amount.

In the event that subsurface conditions, such as heaving shale, or other such condition or mechanical problems are encountered in the test well which, in the opinion of C&W, makes further drilling impractical or impossible, then C&W may, at its election, commence operations for the drilling of a substitute well, at a mutually acceptable location, which shall then be deemed to be the "test well" under the terms hereof.

V.  Conduct of Operations and Notices:C&W shall operate under accepted practices
    ----------------------------------
prevailing in the filed. C&W agrees to accord Non-Operator, or his designee, at his own risk, with the freedom and access to the derrick floor of each well drilled hereunder, and shall have the opportunity to review all pertinent geological, seismic and engineering data during business hours. Non-Operator shall receive a copy of all well logs, core analysis and formation test results, plus, upon request, copies of well test data and pertinent Railroad Commission reports. All such data, reports and pertinent information furnished to Non-Operator by C&W hereunder shall be held strictly confidential by Non-Operator. With regard to notification matters and all other purposes hereunder, the addresses, phone and fax numbers are hereby specified as follows:

Non-Operator
LaKota  Energy,  Inc.
6606  Carrington  Court
Sugarland,  Texas  77479

Phone:  281-980-6203
FAX:  281-980-6357

Operator:
Cummins  &  Walker  Oil  Company,  Inc.
P.  0.  Box  718
Corpus  Christi,  Texas  78403

Phone:  361-882-2607
FAX:  361-882-2672

VI.  Area  of Mutual Interest:An area of Mutual Interest ("AMI ") is hereinafter
     -------------------------
designated on the plat and following description attached hereto and made a part hereof. It is agreed by the parties hereto that should any leasehold, royalty or other interest covering lands and/or well(s), equipment, or appurtenances attached thereto, lying wholly or partially within the AMI be hereinafter acquired, then each such party shall have the right but not the obligation to participate for his (or its) pro-rata share of such acquisition. within ten days of any such acquisition, the acquiring party shall notify the non-acquiring party in writing of his (or its) opportunity to participate in such acquisition, and the non-acquiring party shall then have thirty (30) days in which to respond in writing of his (or its) election to participate. Upon the election of the non-acquiring party to participate in any such acquisition, then such party shall have thirty days thereafter to deliver payment to the acquiring party for his (or its) pro-rata share of the cost of such accusation. Should the non-acquiring party fail to make such timely payment to the acquiring party, then it is hereby agreed that the non-acquiring party shall have no interest in such acquisition. It is understood and agreed that Non--Operator's pro-rata share under the terms of this AMI shall be proportionately reduced by the 25% back-in after payout hereinabove mentioned, so that Non-Operator's pro-rata share under any such acquisition under this AMI shall be equal to 13.125%. This AMI and the terms of this paragraph VI. shall terminate on the December 31, 2000.

VII.  Additional  Provision:  The  provisions  hereof  shall be binding upon the
      ----------------------
parties hereto, their legal heirs successors and assigns. Nothing in this Letter Agreement is intended and shall never be construed to create a partnership, joint venture, mining partnership, corporation, association or other relationship whereby any party hereto shall ever be held liable for the acts or debts of another.

If the foregoing correctly states our agreement, please indicate your acceptance and approval hereof by signing and returning one original to our office.

Yours  very  truly,

Cummins  &  Walker  Oil  Company,  Inc.

/s/

M.  L.  Walker,  II.,  President


AGREED  TO  AND  ACCEPTED  this  2  day  of  June,  1999.

LaKota  Energy,  Inc.

/s/

Printed  Name:  Ken  Honeyman
Title:  President

                                                                   EXHIBIT "B"

                            A.A.P.L. FORM 610 - 1989

                         MODEL FORM OPERATING AGREEMENT

                               OPERATING AGREEMENT

                               DATED MAY 17, 1999

OPERATOR EVEREST MINERALS CORPORATION, through first log on the bank, then CUMMINS & WALKER OIL COMPANY, INC.

CONTRACT  AREA  WEST  MUSTANG  CREEK  AND  GARWOOD  PROSPECTS

SEE  EXHIBIT  "A"  TO  LETTER  AGREEMENT  FOR  LIST  OF  LEASES

COUNTY  OF  COLORADO,  STATE  OF  TEXAS

COPYRIGHT  1989  -  ALL  RIGHS  RESERVED
AMEICAN  ASSOCIATION  OF  PETROLEUM
LANDMEN,  4100  FOSSIL  CREEK  BLVD.
FORT  WORTH,  TEXAS,  76137,  APPROVED  FORM.
A.A.P.L.  NO.  610  -  1989

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

                                TABLE OF CONTENTS
                                -----------------

Article                              Title                          Page

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .      1
II.  EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . .       1
III. INTERESTS  OF  PARTIES . . . . . . . . . . . . . . . . . .       2
     A.  OIL  AND  GAS  INTERESTS . . . . . . . . . . . . . . .       2
     B.  INTERESTS  OF  PARTIES  IN  COSTS  AND  PRODUCTION . .       2
     C.  SUBSEQUENTLY  CREATED  INTERESTS . . . . . . . . . . .       2
IV.  TITLES . . . . . . . . . . . . . . . . . . . . . . . . . .       2
     A.  TITLE  EXAMINATION . . . . . . . . . . . . . . . . . .       2
     B.  LOSS  OR  FAILURE  OF  TITLE . . . . . . . . . . . . .       3
       1.  Failure  of  Title . . . . . . . . . . . . . . . . .       3
       2.  Loss  by  Non-Payment  or  Erroneous
            Payment  of  Amount  Due . . . . . . . . . . . . .        3
       3.  Other  Losses . . . . . . . . . . . . . . . . . . .        3
       4.  Curing  Title . . . . . . . . . . . . . . . . . . .        3
IV.     OPERATOR . . . . . . . . . . .. . . . . . . . . . . .         4
     A.  DESIGNATION AND RESPONSIBILITIES  OF  OPERATOR . . .         4
     B.  RESIGNATION OR REMOVAL  OF  OPERATOR  AND  SELECTION
          OF SUCCESSOR . . . . . . . . . . . . . . . . . . . .        4
       1.  Resignation  or  Removal  of  Operator. . . . . . .        4
       2.  Selection  of  Successor  Operator . . . . . . . .         4
       3.  Effect  of  Bankruptcy . . . . . . . . . . . . . .         4
     C.  EMPLOYEES  AND  CONTRACTORS: . . . . . . . . . . . .         4
     D.  RIGHTS  AND  DUTIES  OF  OPERATOR: . . . . . . . . .         4
       1.  Competitive  Rates  and  Use  of  Affiliates . . .         4
       2.  Discharge  of  joint  Account  Obligations . . . .         4
       3.  Protection  from  Liens . . . . . . . . . . . . .          4
       4.  Custody  of  Funds. . . . . . . . . . . . . . . .          5
       5.  Access  to  Contract  Area  and  Records . . . .           5
       6.  Filing  and  Furnishing  Governmental  Reports. . .        5
       7.  Drilling  and  Testing  Operations . . . . . . . .         5
       8.  Cost  Estimates . . . . . . . . . . . . . . . . . .        5
       9.  Insurance  . . . . . . . . . . . . . . . . . . . .         5
VI.  DRILLING  AND  DEVELOPMENT. . . . . . . . . . . . . . . .        5
     A.INITIAL  WELL: . . . . . . . . . . . . . . . . . . . .         5
     B.SUBSEQUENT  OPERATIONS: . . . . . . . . . . . . . . .          5
       1.  Proposed  Operations  . . . . . . . . . . . . . .          5
       2.  Operations  by  Less  Than  All  Parties . . . . .         6
       3.  Stand-By  Costs . . . . . . . . . . . . . . . . .          7
       4.  Deepening . . . . . . . . . . . . . . . . . . . .          8
       5.  Sidetracking  . . . . . . . . . . . . . . . . . .          8
       6.Order  of  Preference  of  Operations . . . . . . .          8
       7.  Conformity  to  Spacing  Pattern   . . . . . . .           9
       8.  Paying  Wells . . . .. . . . . . . . . . . . . .           9
     C.  COMPLETION  OF  WELLS;  REWORKING  AND  PLUGGING  BACK:.     9
       1.  Completion . . . . . . . . . . . . . . . . .. . .          9
       2.  Rework,  Recomplete  or  Plug  Back . . . . . . .          9
     D.  OTHER  OPERATIONS: . . . . . . . . . . . . . . . . .         9
     E.  ABANDONMENT  OF  WELLS: . . . . . . . . . . . . . .          9
       1.  Abandonment  of  Dry  Holes . . . . . . . . . . .          9
       2.  Abandonment  of  Wells  That  Have  Produced  . .         10
       3.  Abandonment  of  Non-Consent  Operations . . . .          10
     F.  TERMINATION  OF  OPERATIONS: . . . . . . . . . . .          10
     G.  TAKING  PRODUCTION  IN  KIND  . . . . . . . . . . .         10
       (Option  1)  Gas  Balancing  Agreement . . . . . . ..         10
       (Option  2)  No  Gas  Balancing  Agreement . . . . .          11
VII.  EXPENDITURES  AND  LIABILITY  OF  PARTIES . . . . . .          11
     A. LIABILITY  OF  PARTIES: .  . . . . . . . . . . . .           11
     B. LIENS  AND  SECURITY  INTERESTS: . . . . . . . . . .         11
     C. ADVANCES: . . . . . . . . . . . . . . . . . . . . . .        12
     D. DEFAULTS  AND  REMEDIES: . . . . . . . . . . . . .           12
       1. Suspension  of  Rights . . . . . . . . . . . . . .         13
       2. Suit  for  Damages . . . . . . . . . . . . . . . .         13
       3. Deemed  Non-Consent . . . . . . . . . . . . . . .          13
       4. Advance  Payment . . . . . . . . . . . . . . . . .         13
       5. Costs  and  Attorneys'  Fees . . . . . . .. . . . .        13
     A. RENTALS,  SHUT-IN  WELL  PAYMENTS  AND  MINIMUM  ROYALTIES:  13
     B. TAXES: . . . . . . . . . . . . . . . . . . . . . . .         13
VIII.ACQUISITION,  MAINTENANCE  OR  TRANSFER  OF  INTEREST  ..       14
     A. SURRENDER  OF  LEASES: . . . . . . . . . . . . . . . .       14
     B. RENEWAL  OR  EXTENSION  OF  LEASES: . . . . . . . . .        14
     C. ACREAGE  OR  CASH  CONTRIBUTIONS: . . . . . . . . .          14

A.A.P.L.  FORM  610  -  MODEL  FROM  AOPEATING  AGREEMENT  -  1989

     D. ASSIGNMENT;  MAINTENANCE  OF  UNIFORM  INTEREST:.. . .       15
     E. WAIVER  OF  RIGHTS  TO  PARTITION: . . . . . . . . .         15
     F. PREFERENTIAL  RIGHT  TO  PURCHASE: . . . . . . . . .         15
IX.   INTERNAL  REVENUE  CODE  ELECTION . . . . . . . . . .          15
X.    CLAIMS  AND  LAWSUITS . . . . . . . . . . . . . . . .          15
XI.   FORCE  MAJEURE   . . . . . . . . . . . . . . . . . .           16
XII.  NOTICES . . . . . . . . . . . . . . . . . . . . . .            16
XIII. TERM  OF  AGREEMENT  . . . . . . . . . . . . . . .             16
XIV.  COMPLIANCE  WITH  LAWS  AND  REGULATIONS . . . . . . .         16
     A. LAWS,  REGULATIONS  AND  ORDERS: . . . . . . . . . .         16
     B. GOVERNING  LAW:  . . . . . . . . . . . . . . . . . .         16
     C. REGULATORY  AGENCIES:     . . . . . . . . . . . . ..         17
IX.   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . .         17
     A. EXECUTION:  . . . . . . . . . . . . . . . . . . .  .         17
     B. SUCCESSORS  AND  ASSIGNS: . . . . . . . . . . . .  .         17
     C. COUNTERPARTS:  . . . . . . . . . . . . . . . . . ...         17
     D. SEVERABILITY:  . . . . . . . . . . . . . . . . . ...         17
XV1.  OTHER  PROVISIONS  . . . . . . . . . . . . . . . . . .         17

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

                               OPERATING AGREEMENT

THIS AGREEMENT, ENTERED INTO BY AND BETWEEN Everest Minerals Corporation, through first, log on on the bank, then Cummins & Walker Oil Company, Inc. hereinafter designated and referred to as "Operator," and the signatory party or parties other than Operator, sometimes heinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

                                   WITNESSETH:

WHEREAS,  the  parties to this agreement are owners of Oil and Gas Leases and/or
Oil and Gas Interests in the land identified in Exhibit "A," and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW,  THEREFORE,  it  is  agreed  as  follows:

                                   ARTICLE I.

                                   DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

     B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well capable of commercial production of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

     C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit "A."

     D. The term "Deepen" shall mean a single operation whereby a well is drilled either to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated APE.

     E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

     G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

     H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

     I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

     J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is stated.

     L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

     N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

     0. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one or more Zones is abandoned in order to attempt a Completion in a different Zone or zones within the existing wellbore.

     P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

     Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or to drill around junk in the hole to overcome other mechanical difficulties.

     R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

                                   ARTICLE II.

                                    EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

[X]     A.     Exhibit  "A,"  shall  include  the  following  information:
(1)     Description  of  lands  subject  to  this  Agreement,
(2)     Restrictions,  if  any,  as  to  depths,  formations,  or  substances,
(3)     Deleted
(4)     Deleted
(5)     Deleted
(6)     Deleted
_____   B.     Exhibit  "B,"  Form  of  Lease.
[X]     C.     Exhibit  "C,"  Accounting  Procedure.
[X]     D.     Exhibit  "D,"  Insurance.
[X]     E.     Exhibit  "E,"  Gas  Balancing  Agreement.
_____   F.     Exhibit  "F,"  Non-Discrimination  and  Certification  of
Non-Segregated  Facilities.
_____   G.     Exhibit  "G,"  Tax  Partnership.
[X]     H.     Other  Notice  of  Operating  Agreement

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989


If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

                                  ARTICLE III.

                              INTERESTS OF PARTIES

A.  Oil  and  Gas  Interests:
     If any party owns all Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B," and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lease thereunder.
B.  Interests  of  Parties  in  Costs  and  Production:
     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A." In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.
     Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, 25% and shall indemnify, defend and hold the other parties free from ally liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed herein any Lease or Interest which is burdened with any royalty, overriding, royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.
     No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royally owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.
Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.
C.  Subsequently  Created  Interests:
     It any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interest, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit "A," such burden also shall be deemed a Subsequently Created Interest.
     The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

                                   ARTICLE IV.
                                     TITLES
A.  Title  Examination:
     Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing
Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of
Charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party requesting same. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for the examination (including preliminary, supplemental, shut-in royalty opinions and individual order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties such interests appear in Exhibit "A." Operator shall make no charge for services rendered by its staff or other personnel in the performance of the above functions.
     Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas
Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearing before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."


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A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling parties in such well.

B.  Loss  or  Failure  of  Title:

1.     (a),  (b),  (c),  (d),  (e),  (f)  &  (g)  DELETED
2.     (a),  (b),  &  (c)  DELETED

3. Other Losses: All losses of Leases or Interests committed to this agreement, above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed and loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of joint loss.

4. Curing Title: In the event of a Failure of Title under Article IV.B.I. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

                                   ARTICLE V.
                                    OPERATOR


A.  Designation  and  Responsibilities  of  Operator:     Everest  Minerals
Corporation, through the first log on the bank, then Cummins & Walker Oil Company, Inc. shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct. *unless written approval obtained by Operator
B. Resignation or Removal of Operator. Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator;
     Subject to Article VII.D.1., such resignation or removal shall not become effective until 7.00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the sole basis for removal of Operator.
     2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."
C.  Employees  and  Contractors:
     The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

     D.  Rights  and  Duties  of  Operator:
1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefore shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties or Operator shall be performed or supplied at competitive rates and in accordance with customs and standards prevailing in the industry.
     2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expensed incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.
     3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989



liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and Such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, ran tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expanded and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C." See XVI.H.

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non--Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing, Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:
     (a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.
     (b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non--Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.
     (c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates. Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.
9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.
     In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

                                   ARTICLE VI.
                            DRILLING AND DEVELOPMENT


A.     Initial  Well:
     On or before the 1st day of July, 1999, Operator shall commence the drilling of the Initial Well at the following location:

on the Leases within the I.G.N. RR. Co. Survey No. 5, A-313, Colorado County, Texas

and shall thereafter continue the drilling of the well with due diligence to a depth to test Yegua formation at an estimated total depth of 7000'.

The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1 as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.

B.     Subsequent  Operations:
     1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hold or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Black such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989


under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have fifteen (15) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-eight (48) hours. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.
     If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation his not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made.

2.  Operations  by  Less  Than  All  Parties:
     (a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.I. or VI.C.I. (Option No. 2) elects not to participate in the proposed operation, then in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator in perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations (in the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement
     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours after delivery of such notice, shall advise the proposing party of its desire to
(i) limit participation to such party's interest as shown on Exhibit "A" or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract
Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall he deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone and the time permitted for such a response shall not exceed a total of forty-eight (48) hours. The proposing party, at its election, may withdraw such proposal if there is less than 100% participating and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.I., subject to the same extension right as provided therein.
(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be -borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the proceeding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense, If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in the well tested to be capable of producing Oil and/or Gas in the paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation)and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989


Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.I. Option No. 2, all of such Non-Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall include until the proceeds from the sale of production of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C., payable out of or measured by the production from such well accruing with respect to such interest.

(i)     &  (ii)  DELETED

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed its such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting parties in said well.
(d) Recoupment - Matters. During tile period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.
     In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling,
Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.
     If and when a Non-Consenting Party becomes entitled to its relinguished interest, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.
     3. Stand-By Costs: When a well which has been drilled or Deepened has reached it authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

Sidetracking, Deepening, Recompleting Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time Permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.
     In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in
Article VI.B.I. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties.
 4. Deepening: If less than all the parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.I., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to all new zones encountered in such deepening or sidetracking. Such well shall not be Deep4ened beyond the Initial Objective without first complying with this Article to afford all eligible the opportunity to participate in the Deepening operation, subject to the provisions of Article XVI.C.
     In the event any Consenting Party desires to drill or Deepen a Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.I., to all eligible parties. Thereupon, Articles VI.B.I. and 2. Shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.I and 2.
     The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

Section  4  (a)  &  (b)  DELETED

Section  5  DELETED

1. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) house, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation s to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owing sixty-seven percent (67%) of the parties entitled to vote shall have priority over all other competing proposals; in the case of a tie vote, the
2.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal. Article XVI.A. & B. shall take precedence over Article VI.B.6.
7.  Conformity  so  Spacing  Pattern.  Notwithstanding  the  provisions  of this
Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone. *

8 Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.
C.  Completion  Of  Wells;  Reworking  and  Plugging  Back:
  1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

[  ]     Option No. 1: All necessary expenditures for the drilling, Deepening or
Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

[*]          Option  No.  2:  All  necessary  expenditures  for  the  drilling,
Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator' AFE for Completion costs if not previously provided. The parties receiving such notice shall have Forty-eight (48) hours in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with any accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in
Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Competing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided that Article VI.B.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provisions of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging
Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2 shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts. Election by a previous Non-Consenting Party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable Materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.
D.  Other  Operations:
     Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty-five thousand Dollars ($25,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency, to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty-five thousand Dollars ($25,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amounts first set for the above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.I. or VI.C.I. Option No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owing at least 67% of the interest of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.
E.  Abandonment  of  Wells:
  1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be * or such well have been approved as an exception to the then existing spacing pattern

A.A.P.L.  FORM  610  -  MODEL  FROM  AOPEATING  AGREEMENT  -  1989


plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations its search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well.
     2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties* If such parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of such parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then Open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle Operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the nonabandoning party or parties an oil and gas lease, limited to the wellbore and tile Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.
     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone than open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall than have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.
3. Abandonment of Non-Consenting Operations: The provisions Article V.I.E.I or V.I.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E. and provided further, that Non-Consenting Parties who own an interest in a portion of the well at the time of proposed abandonment shall pay their proportionate shares of abandonment and surface restoration costs for such well as provided in
Article  VI.B.2.(b).
F.    Termination  of  Operations:
Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 80% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.I. and the provisions of
Article  VI.B. or VI.E. shall hereafter apply to such operation, as appropriate.
G.  Taking  Production  in  Kind:
[X]     Option  No.  1:  Gas  Balancing  Agreement Attached (See Article XVI.F.)
      Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by and party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.
Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Areas, and, except as provided in Article VII.B., shall be entitled to receive payment *All parties who are entitled to participate in a subsequent operation in the well.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989
directly  from  the  purchaser  thereof  for  its  share  of  all  production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten
(10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any Such sale by Operator shall be in a manner commercially reasonable under the circumstances. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.
     All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non--Operators upon reasonable request.
     In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reasons are not exactly equal to a party's respective proportion share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with, any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

Option  No.  2:  No  Gas  Balancing  Agreement:
     Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.
     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.
     If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10) day period. Any purchase or sale by Operator of any other party's share of Oil and/or Gas shall be only (or such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.
    Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement. The sale or delivery by Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.
     All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

                                  ARTICLE VII.
                      EXPENDITURES AND LIABILITY OF PARTIES

A.     Liability  of  Parties:
The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and not party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-ventures, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealing s with each other with respect to activities hereunder.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989


D.  Liens  and  Security  Interests:

     Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

     To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents, as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

     Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring oil interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

     To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided. in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

     If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the portion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in
Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

     If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

     Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics or materialmen's lien law of the state in which the Contract Area is situated in order in secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C.     Advances:

     Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and not more.

D.  Defaults  and  Remedies:

     If any party fails to discharge any financial obligation under this agreement, including, without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, than in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989

only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the
Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under
Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling of a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under
Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non--defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.
     Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non--defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in this Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E.  Rentals,  Shut-in  Well  Payment  and  Minimum  Royalties:
     Rentals, shut-in well payment and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any Party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.
     Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well at least five (5) days (excluding Saturday, Sunday and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non--Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article I
 .B.3.

F.  Taxes:
     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator info9rmation as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of this being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator will bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT-  1989


     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

                                  ARTICLE VIII.


                ACQUISITION, MAINTENANCE OF TRANSFER OF INTEREST

A.  Surrender  of  Leases:

     The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.
     However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to Consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B." Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but full theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties remitted in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials still equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring fix surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to all Operating Agreement in the form of this agreement.

B.  Renewal  or  Extension  of  Leases:

     If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to ibis agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease, taken before expiration of an existing  Lease,  promptly  upon  expiration  of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease effects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to the part of such Lease within the Contract Area, which shall be in proportion to the interests held at that that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.
     If some, but not less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interest of the parties stated in Exhibit "A." but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

     If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive all assignment of interest shall also reflect such depth variances.

     The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or in interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing
Lease shall not be deemed a renewal or replacement Lease4 and shall not be subject to the provisions of this agreement.
     The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C.      Acreage  or  Cash  Contributions:
     While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall be come a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to additional rights to earn acreage outside the Contract Area which are in support of well drilled inside the Contract Area.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989


If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.  Assignment;  Maintenance  of  Uniform  Interest:

For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases. Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

1.  the  entire  interest  of  the  party in all Oil and Gas Leases, Oil and Gas
Interests,  wells,  equipment  and  production;  or

2. all equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to on operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by
Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee for agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced form the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.  Waiver  of  Rights  to  Partition:
     If permitted by the laws of the state or states its which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F.  Deleted


                                   ARTICLE IX.

                         INTERNAL REVENUE CODE ELECTION

     If, for federal income tax purposes, this agreement and the operations hereunder are regarded as it partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit "G" or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter1, Subtitle "A," of the Internal Revenue Code of 1986, an amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, cut not by way of limitation, all of the returns, statements, and the data required by Treasury Regulations 1.761. Should there by any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contained provisions similar to those in Subchapter "K," Chapter 1, Subtitle "A," of the Code, under which an election similar to that provided by
Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE X.
                               CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten thousand Dollars ($10,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required or settled exceeds that above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is mate against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has not control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suite shall be treated as any other claim or suit involving operations hereunder.

A.A.P.L.  FORM  610  -  MODEL  FROM  OPERATING  AGREEMENT  -  1989

                                   ARTICLE XI.

                                  FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy war, blockade, public riot, lightning, fire, storm flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.
     The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

                                  ARTICLE XII.
                                     NOTICES

     All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit "A." All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt " for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall he deemed delivered when deposited in the United States mail or at the office of the courier or telegraph, service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Such party shall have the right to change its address; at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

                                  ARTICLE XIII.

                                TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below, provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

[ X ]     Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued tin force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

[ ] Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall Continue in force so long as any such well is capable of production, and for an additional period of _________________ days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Plugging Back or
Reworking operations are commended within _________ days from the date of abandonment of said well. Abandonment for such purposes shall mean either (i) a decision by all parties not to Conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.
     The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

     Upon termination of this agreement and the satisfaction of sill obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

                                   ARTICLE XIV
                      COMPLIANCE WITH LAWS AND REGULATIONS-

A.     Laws,  Regulations  and  Orders:
This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, not the valid rules, regulations, and orders of any duly constituted regulatory bode of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.
B.     Governing  Law:
    This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract
Area  is  in  two  or  more states, the laws of the state to Texas shall govern.
C.     Regulatory  Agencies:
    Nothing herein contained shall grant, or be construed to grant, Operator on the right or authority to waive or release4 any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989

orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

                                   ARTICLE XV.

                                  MISCELLANEOUS

A.  Execution:
     This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non--Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit "A" as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B.  Successors  and  Assigns:
     This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C.  Counterparts:
     This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.
D.  Severability:
     For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

                                  ARTICLE XVI.

                                OTHER PROVISIONS

A. Notwithstanding anything herein to the contrary, from time to time the Operator shall invoice the Participating Parties for their share of costs and expenses incurred or to be incurred in any well drilled on the Leased Lands. Operator may invoice Participating Party for its proportionate share of actual costs already incurred, or Operator may submit to Participating Parties an itemized invoice for its proportionate share of the estimated expenditures associated with operations on the Leased Lands for the next thirty (30) day period. Within thirty (30) days of receipt of a properly documented invoice for its proportionate share of such actual or estimated expenditures, Participating Party shall pay to Operator the full amount reflected on such invoice. Notwithstanding any other provisions of this Operating Agreement and any rights or remedies of Operator thereunder, Participating Party fails to pay any properly documented invoice within thirty (30) days of Participating Party's receipt thereof, Operator, at its option, may send written notice to Participating Party by registered/certified mail of Operator's intention to foreclose pursuant to die terms hereof Participating Party shall have thirty (30) days after receipt of such notice to pay in full all amounts then due. In the event participating party, has mortgaged its interest in any of the Leased Lands, the wells located on the Leased Lands or the production therefrom, and in the further event that Participating Party has furnished to Operator in writing the name and address of such mortgagee(s) prior to the expiration of the thirty (30) days period ensuing after Participating Party's receipt of an invoice for its proportionate share of actual or estimated expenditures, then in the event Operator elects to exercise its foreclosure option, Operator shall contemporaneously with the sending of a foreclosure notice to such mortgagee(s) and shall give such mortgagee(s) the opportunity to cure Participating Party's default within thirty (30) days after such mortgagee(s) receipt of such foreclosure notice. If Participating Party or any such mortgage does not pay in full all amounts then due within thirty (30) days after their respective receipts of such foreclosure notice, the Operator shall proceed to foreclose upon Participating Party's interest in accordance with the following provisions:

     If Operator should elect to proceed to foreclose the lien of Operator as against the interest of a Participating Party having an interest in the Leased Lands, this Operating Agreement does hereby include provisions for non-judicial sale under the laws of the State of Texas and Gerald E. Thorton, Jr. attorney, whose address is 802 N. Carancahua, Suite 1900, Corpus Christi, Texas 78470, is hereby appointed as Trustee for such purpose. Under such default, said Trustee or Operator shall, at least twenty-one (21) days preceding the date of the non-judicial sale, serve written notice of the proposed sale by certified mail on such Participating Party according to the records of Operator. Service of such notice shall be deemed completed upon deposit of a notice, enclosed in a post-paid wrapper properly addressed to the Participating Party and each Party obligated to pay said obligations, at the most recent address or addresses as shown on the records of Operator, in a post office or other official depository under the care and custody of the United States Postal Service. After such notice said Trustee shall proceed to sell those certain interests of the Participating Party whose interest is being foreclosed in that portion of the Leased Lands hereinafter defined, at public auction to the highest bidder for cash, after having notice of the time and place of sale and in the manner and after the advertisement of such sale as is now required by the statutes of the State of Texas. Any interest conveyed to the Acquiring party shall be subject to the terms and conditions of this agreement and other Parties as it related to said Leased Lands. In making sales of real estate, the sale of a part of the realty would not exhaust the power of sale and sales may be made from time to time until all of the property is sold or the obligations paid in full. Said Trustee shall have the authority to appoint an attorney-in-fact to act as Trustee in conducting the foreclosure sale and execute a Deed to the purchaser or purchasers, and it is further agreed that said Trustee or his successor may sell said property together or in lots and/or parcels as he may deem expedient and after such sales as aforesaid are made, the Trustee shall execute and deliver to the purchaser or purchasers good and sufficient Deeds, Assignments and other lawful conveyances to vest in said purchaser or purchasers title of such Participating Party in the involved Leased Lands, in fee simple, together with all personal property used or obtained in connection therewith, and together with all of the proceeds of production attributable thereto, including proceeds of production held by any Party for the payment to such Participating Party. From the proceeds of said sale. said Trustee shall first pay all charges, costs and expenses in executing these provisions, and secondly pay all sums due by the Trustee for taxes in the preservation of the security, and thereafter shall pay all of the remaining sums to the Operator for the satisfaction of the debts of such Participating Party hereunder, and the balance, if any, shall be paid to such Participating Party.

It is agreed that such sale shall be a perpetual bar against said Participating Party and his/its heirs, successors, assigns, legal representatives and all other persons claiming under him/it them or any of them. It is further agreed that said Trustee or any holder or holders of said obligation or Operator shall have the right to become the purchaser or purchasers at such sale if they are the highest bidder or bidders, in which event the bid or bids of the purchaser or purchasers may be credited upon said indebtedness of said Participating Party. It is stipulated and agreed that in case of any sale hereunder by the Trustee or his successor, all prerequisites of said sale shall be presumed to have been performed and in any conveyance given hereunder, all statements of fact or recitals therein made as to the nonpayment of money secured or as to any default under the terms hereof or as to the request of the Trustee to enforce this trust or as to the proper and due appointment of any successor or substitute Trustee or as to the advertisement of sale of the time, place and terms of sale or as to any prima facie evidence that the facets so stated are true. Operator may appoint a substitute or successor Trustee in the event the Trustee above named is unable for any reason to serve.

Each Participating Party shall have the right to contest the validity of the charges included in any invoice presented by Operator by providing written notice to Operator within fifteen (15) days after receipt of said invoice. Said notice should specify the charge(s) or expense(s) in question, and Operator will be required to provide to Participating Party documentation of any expense contested in said notice. In the event that the contested expense(s) shall be an expense already incurred by Operator. Operator shall provide Participating Party a copy of the corresponding invoice together with documentation of payment thereof. In the event that the contested expense(s) shall be an expense to be incurred by Operator, Operator shall provide to Participating Party a bid from a bona fide third party contractor for the services to be provided. During this fifteen (15) day period said Participating Party shall have no obligation to pay the expense(s) which have been contested and, in this event, the thirty (30) day period required for payment of invoices as outlined hereinabove shall not commence until the end of said fifteen (15) day period or at such time that proper documentation has been provided to Participating Party by Operator.

B. The defaulting Participating Party agrees, upon request by Operator, to execute and deliver in recordable form such assignments, releases or other documents necessary to evidence such foreclosure.

C. Notwithstanding anything contained in this Joint Operating Agreement to the contrary, it is agreed and understood that Operator may be removed for any reason, with or without cause, by the affirmative vote of any Non-Operator(s) owning a majority interest based on the ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator.

D. Operator shall be responsible for payment of delay rentals, shut-in well payments and minimum royalties required under die terms of leases initially subjected to this agreement or of subsequently acquired leases if same are owned by all parties hereto. All parties who shall have authorized such payments shall reimburse Operator for their proportionate shares thereof. Any party may request and be entitled to receive appropriate evidence of such payments. At least 30 days prior to the date on which a payment is payable, Operator shall notify the other parties hereto of its recommendation regarding such payment and said other parties shall have 15 days in which to respond: failure to respond shall be deemed express concurrence with Operator's recommendation. Upon being advised to do so by any party thereto, Operator shall make the appropriate payment and those who elected not to participate therein shall promptly make assignment of their interest to the parties who participated in such payment and such lease shall be subject to this agreement as to the revised ownership interest.

E. It is contemplated that Operator may from time to time employ temporary employees and/or consultants to accomplish operations agreed to or which may be hereafter agreed to under the terms of this Operating Agreement; and notwithstanding anything to the contrary in this agreement or any exhibit hereto, charges for the services of such temporary employees and/or consultants shall be borne by the joint account.

F. Except as otherwise expressly provided, this Agreement shall not be amended except by written instrument expressly referring to this Agreement and executed by the parties to such amendment.

G. This agreement is made solely for the benefit of the parties hereto and their heirs, successors, assigns and legal representatives. No other person shall have claim or be entitled to enforce any rights or receive any benefits under this Agreement. This agreement shall bind each party who executed it (either directly or through execution of any agreement to which this Agreement is an exhibit, regardless of whether this Agreement is then or thereafter executed by all the persons or companies to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which, in fact, own an interest in the Contract Area, and regardless of whether counterparts executed by other parties may differ in some respects.

H. This agreement may be signed in any number of counterparts but all counterparts shall be deemed to be one and the same agreement.

I. The printed portion of this Agreement may contain deletions and insertions made by hand and typewriter. The parties acknowledge the existence and binding effect of these changes and agree to dispense with the necessity of initialing them or otherwise individually acknowledging their existence.

J. Notwithstanding anything to the contrary contained herein, unless and until otherwise agreed to in writing, Operator shall for the benefit of the joint account, render and make timely payment, if and when due, of all royalties or other payments out of production due lessors or others as listed on Exhibit "A" under the terms of the leases or other agreements affecting or comprising the Contract Area. Each party, shall bear and be responsible for its proportionate part of such payments by Operator. It is agreed however, that any party who exercises its right to take production in kind under the provisions of this Agreement shall pay or deliver or cause to be paid or delivered all royalties, overriding royalties, or other payments due on its share of production so taken, and shall hold the other parties free from any liability therefor.

K. Notwithstanding any provisions in this Agreement to the contrary, where, under the terms of this Agreement, a party hereto is required to assign to one or more of the other parties in interest in one or more leases or portion or part thereof, such assignment shall be made free and clear of all overriding royalties, production payments, net profits interests, mortgages, liens, or other burdens placed on it by the assigning party or resulting from its ownership and operation of such lease or interest on and after the date of this instrument except such burdens as mentioned in Exhibit "A" or with which the lease or interest was burdened when acquired by the party but otherwise without warranty of title, either express or implied, except against those parties claiming by, through or under such assignor but not otherwise, and assignee shall the right of subrogation as to any warranties to which assignor may be entitled.

L. The right of the parties hereto to have access to the Contract Area and records from the Operator shall be limited to so much of the Contract Area and operator records as relate to wells or operations in which a Non-Operator has participated.

M. Each Non-Operator grants the Operator the right, at the Operator's election, to net the revenues and expenses attributable to such Non-Operator's proportionate share, in addition to all other rights of Operator hereunder to enforce the Party's obligations hereunder.

N. At the point in time when a well achieves its initial objective depth pursuant to Article VI A. or VI B. 1. whichever is applicable, and in the event the parties hereto fail to mutually agree as to the conduct of operations hereunder, the following shall control the order in which proposed operations shall be considered:

(a)          Proposals  to  do  additional  testing,  coring  or  logging.
(b)          Proposals  to  attempt  a  completion  in  the  objective  zone.
(c)          Proposals  to  rework  the  well.
(d) Proposals to plug back and attempt completions in shallower zones in ascending order.
(e)          Proposals  to  deepen  the  well
(f)          Proposals  to  sidetrack  the  well.
(g)          Proposals  to  plug  and  abandon  the  well.

If the decision is to drill deeper or sidetrack, any party may be relieved of further obligation and liability to such deepening or sidetracking, but shall continue to be liable And owe to the Operator its proportionate part of the cost of plugging and abandoning the well at the initial objective depth (in the event it is not completed as a producing well), net of the salvage value of the equipment used therein attributable to such party's interest, as well as the cost of surface restoration.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989

IN WITNESS WHEREOF, this agreement shall be effective as of the 17 day of May, 1999.



ATTEST  OR  WITNESS:                         OPERATOR

     Cummins  &  Walker  Oil  Company,  Inc.

               By_______/s/______________________
     Type  or  print  name
                                        M.  L.  Walker,  II
     Title  President
                                        Date   5-21-99
     Tax  ID  or  S.S.  No._______________


                                  NON-OPERATORS


______________________________________________
_____________________________________
By____________________________________________

______________________________________________
     Type  or  print  name
     Title  ________________________________________
     Date  _________________________________________
     Tax  ID  or  S.S.  No.____________________________






______________________________________________
_____________________________________
By____________________________________________

______________________________________________
     Type  or  print  name
     Title  ________________________________________
Date  _________________________________________
     Tax  ID  or  S.S.  No.____________________________



______________________________________________
_____________________________________
By____________________________________________

______________________________________________
     Type  or  print  name
     Title  ________________________________________
     Date  _________________________________________
     Tax  ID  or  S.S.  No.____________________________

A.A.P.L  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989

                                 ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual  acknowledgment:

State  of  _____________________)

                         )ss.

County  of                    )

This  instrument  was  acknowledged  before  me  on

____________________________________________  by
_________________________________________

(Seal,  if  any)



_________________________________________

                                        Title  (and
Rank)_________________________
     My  commission  expires:___________________

Acknowledgment  in  representative  capacity:

State  of  TEXAS     )

     )ss.

County  of  Nveces     )

This  instrument  was  acknowledged  before  me  on

May  21,  1999  by ML.Walker, II as President of Cummins Walker Oil Company Inc.

(Seal,  if  any)
______________________________________________
                                   Title  (and  Rank)  Notary  Public

                                   My  commission
expires:________________________

                                   EXHIBIT "A"

Attached to and made a part hereof that certain Operating Agreement dated May 17, 1999 covering West Mustang Creek and Garwood Prospects, Colorado County, Texas.

A.1     DESCRIPTION  OF  LANDS

Refer  to  Exhibit  "A"  of  the  Letter  Agreement.

A.2 As to the depth restriction in Leases, see Exhibit "A" of the Letter Agreement.

                                   EXHIBIT "B"

There is no Exhibit "B" to this Agreement, and any references in this Agreement to Exhibit "B" shall be deemed to refer to a form of Oil and Gas Lease mutually acceptable to all parties.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies

                                 EXHIBIT     "C"

Attached to and made a part of Operating Agreement dated May 17, 1999 West Mustang Creek and Garwood Prospects, Colorado County, Texas.

                              ACCOUNTING PROCEDURE
                                JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.     Definitions

"Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
"Joint Operations" shall mean all operations necessary or proper for the development operation, protection and maintenance of the Joint Property. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
"Operator" shall mean the party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator. "Parties" shall mean Operator and Non-Operators.
"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity. "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.
"Material" shall mean personal property equipment or supplies acquired or held for use on the Joint Property.
"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.     Statement  and  Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.     Advances  and  Payments  by  Non-Operators

A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.     Each  Non-Operator  shall  pay its proportion of all bills within fifteen
(15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank of America, Texas on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

       COPYRIGHT  1985 by the Council of Petroleum Accountants Societies.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



5.  Audits

A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this
Section 1. Where there are two or more Non-Operators the Non--Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.     Approval  By  Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operators proposal and the agreement or approval of a majority in interest of the Non--Operators shall be controlling on all Non-Operators.

                                H. DIRECT CHARGES

Operator  shall  charge  the  Joint  Account  with  the  following  items:

1.     Ecological  and  Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.     Rentals  and  Royalties

Lease  rentals  and  royalties  paid  by  Operator  for  the  Joint  Operations.

3.     Labor

A. (1)     Salaries and wages of Operator's field employees directly employed on the  Joint  Property  in  the  conduct  of  Joint  Operations.

(2)     Salaries  of  First  Level  Supervisors  in  the  field.

(3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section 11. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operators cost experience.

C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section H.

4.     Employee  Benefits
Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



5.     Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.     Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall he made to the Joint Account for it distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties; belonging to Operator unless agreed to by the Parties.

C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.     Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i., ii., and iii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.     Equipment  and  Facilities  Furnished  By  Operator

A.     Operator  shall  charge  the  Joint  Account  for  use  of Operator owned equipment and facilities at rates commensurate with costs of ownership and Operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed eight percent(8%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B. In lieu of charges in paragraph 8A above Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.     Damages  and  Losses  to  Joint  Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting' from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.     Legal  Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.     Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, and operation thereof, or the production therefrom, and which taxes have been paid or the Operator for the Benefit of the Parties. If the ad valorem taxes are based ion whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies


12.     Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, Operator may, at its election, include the risk under its selfinsurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

13.     Abandonment  and  Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.     Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section 11.

15.     0ther  Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III.  OVERHEAD

1.     Overhead  -  Drilling  and  Producing  Operations

    i. As compensation for administrative, supervision, office services and warehousing costs. Operator shall charge drilling and producing operations on either:
          (X)  Fixed  Rate  Basis,  Paragraph  1A,  or
         (  )  Percentage  Basis,  Paragraph  1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A,
Section 11. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     ii. The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

     (  )  shall  be  covered  by  the  overhead  rates,  or
     (X)  shall  not  be  covered  by  the  overhead  rates.

   iii. The salaries, wages and Personal Expenses ofTechnical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

     (  )  shall  be  covered  by  the  overhead  rates,  or
     (X)  shall  not  be  covered  by  the  overhead  rates.

A.   Overhead  -  Fixed  Rate  Basis

     (1) Operator shall charge the Joint Account at the following rates per well per month:

     Drilling  Well  Rate  $6,000.00
     (Prorated  for  less  than  a  full  month)

     Producing  Well  Rate  $650.00

(2)     Application  of  Overhead  -  Fixed  Rate  Basis  shall  be  as follows:

(a)     Drilling  Well  Rage
   (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen
(15)  or  more  consecutive  calendar  days.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



(2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations with rig or other units used in workover commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b)  Producing  Well  Rates

     (1) An active well, either produced or injected into for any portion of the month shall be considered as a one -well charge for the entire month.

     (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by tile governing regulatory authority.

     (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to it permanent sales outlet.

     (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

     (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index its published by Statistics Canada as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

B.  Overhead  -  Percentage  Basis

(1)          Operator  shall  charge  the Joint Account at tile following rates:

(a)  Development


     _____ Percent(_______%) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.

(b)  Operating

     ______ Percent (_____ %) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)  Application  of  Overhead  -  Percentage  Basis  shall  be  as  follows:

     For the purpose of determining charges on a percentage basis Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operation.


2.     Overhead  -  Major  Construction
To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly dicernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



Account for overhead based on the following rates for any Major Construction project in excess of $___________________________________________:

A     _______________%  of  the  first  $100,000  or  total  cost  if less, plus

B.     _______________% of costs in excess of $100,000 but less than $1,000,000, plus

C.     _______________%  of  costs  in  excess  of  $1,000000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.  Catastrophe  Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhand based on the following rates:

A.     __________  %  of  total  costs  through  $100,000;  plus

B. __________ % of total costs in excess of $100,000 but less than $1,000,000; plus

C.     __________  %  of  total  costs  in  excess  of  $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.     Amendment  of  Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property, however, at Operators option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.     Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.     Transfers  and  Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.  New  Material  (Condition  A)

(1)     Tubular  Goods  Other  than  Line  Pipe

(a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.
(b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A(12)(a). For transportation cost from points other than Eastern mills, the 30,000

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



pound  Oil  Field  Haulers  Association  interstate  truck  rate  shall be used.

(c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

(d) Macaroni tubing (size less than 23/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest tile Joint Property.

(2)  Line  Pipe

(a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

(b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated front Lorain, Ohio.

(c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

(d) Line pipe, including; fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

(3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A.(1) and (2).

B.     Good  Used  Material  (Condition  B)

Material in sound and serviceable condition and suitable for reuse without reconditioning.

(1)  Material  moved  to  the  Joint  Property

     At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)  Material  used  on  and  moved  from  the  Joint  Property

     (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

     (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

(3)  Material  not  used  on  and  moved  from  the  Joint  Property

     At seventy-five (75%) of current new price as determined by Paragraph A. The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.     Other  Used  Material

(1)     Condition  C

Material with is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies


(2)  Condition  D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe. e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3)     Condition  E

Junk shall be priced at prevailing prices. Operator may dispose or condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators

D.  Obsolete  Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.  Pricing  Conditions

(1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents per hundred weight on all tubular goods movements in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year. the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.     Premium  Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operators actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.     Warranty  of  Material  Furnished  By  Operator

Operator does not warrant tile Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The  Operator  shall  maintain  detailed  records  of  Controllable  Material.
1.     Periodic  Inventories,  Notice  and  Representation
At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.     Reconciliation  and  Adjustment  of  Inventories
Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for

     COPAS  -  1984  -  ONSHORE
Recommended  by  the  Council  of  Petroleum  Accountants  Societies



overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.     Special  Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of Interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all shall be governed by such Inventory.

4.     Expense  of  Conducting  Inventories

A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                                   EXHIBIT "D"

Attached to and made a part of that certain Operating Agreement dated May 17, 1999, covering acreage in Colorado County, Texas.

                             INSURANCE AND INDEMNITY

At all times while operations are conducted under this Agreement, Operator shall maintain, for the benefit of all parties hereto, insurance of the types and in the maximum amounts as follows. Premiums for such insurance shall be charged to the Joint Account.

Non-Operating working interest owners shall be named as Additional Insureds on the liability insurance policies, but only with respect to the performance of all work hereunder.

Operator and Non-Operating working interest owners agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract. If such a waiver is not obtained, the party failing to do so shall indemnify the other party for any claim by an insurance carrier arising out of subrogation.

Operator reserves the sole right to select the insurance carrier and to select and purchase from such insurance carrier the types and kinds of coverage available under the below described policy forms, subject to whatever exclusions Operator agrees to be included in such policy forms. Non-Operating working interest owners agree that the limits and coverage carried by Operator are adequate and shall hold Operator harmless if any claim exceeds such limit or is not covered by such policy. Under no circumstances shall Operator be held liable to Non-Operators on account of the failure of the herein described policies cover any loss that may occur, or on account of the insolvency of the insurance carrier selected by the Operator. Non-Operating working interest owners shall have the right to inspect such policies at the office of the Operator at Corpus Christi, Texas. Operator shall select an insurance carrier with a minimum rating of A+ as per A.M. Best. Any Non-Operator wishing to carry his own insurance may do so as long as his insurance carrier and policy meet the same standards as the carrier of the Operator. Such election must be made yearly and prior to the Operator acquiring coverage for the Joint Account.

A. Workers' Compensation Insurance in full compliance with all applicable state and federal laws and regulations.

B. Employer's Liability Insurance in the limits of $1,000,000.00 per accident covering injury or death to any employee who may be outside the scope of the Worker's Compensation statute of the state in which the work is performed.

C. Comprehensive General Liability Insurance with Limits per occurrence of $1,000,000.00 for Bodily Injury and $1,000,000.00 for Property Damage, including Property Damage by Blowout and Cratering, Completed Operations, and Broad Form Contractual Liability as respects any contract into which the Operator may enter under the terms of this Agreement.

                                    EXHIBIT E
                             GAS BALANCING AGREEMENT

1. The parties to the Operating Agreement referred to above own working interests in the gas rights underlying the lands and leases covered by such agreement ("Contract Area") in accordance with the percentages of participation ("Working Interest") set forth therein.

2. Each party has the right to take, market, or otherwise dispose of its Working Interest share of gas produced from the Contract Area. Each party's Working
Interest share shall be calculated on an MMBtu basis as determined at least semiannually by Operator through testing a sample of each gas stream following primary separation at the lease under standard conditions by means of chromatography or another accepted method used in the industry. All references in this agreement to quantity or volume shall refer to the number of MMBtu contained in such volume or quantity of gas. In the event any party at any time does not take in kind or market its Working Interest share of gas from a well, or has contracted to sell its Working Interest share of gas to a purchaser which fails to take all of such gas, the other parties shall be entitled, in proportion to their Working Interest, to produce, take and deliver each month up to one hundred percent (100%) of the anticipated allowable gas production to be assigned to such well by the governmental entity having jurisdiction (if applicable). The purpose of this provision is to permit any party not taking or marketing all of its Working Interest share of current gas production to defer its production and the other parties to pass clear title to quantities of gas in excess of their Working Interest.

3. Each party which fails to take or market its full Working Interest share of gas from any well at any time shall be credited with gas in an imbalance account for such well equal to that volume of gas taken or marketed by the other parties hereto in excess of their Working Interest share.

4. Each party shall endeavor to take or market its full Working Interest share of gas production from each well. Further, each party shall give Operator reasonable notice and sufficient data either to nominate such party's Working Interest share of gas to the transporting pipeline(s) or, if Operator is not nominating such party's gas, to inform Operator of the manner in which to dispatch such party's gas. Except as and to the extent caused by Operator's gross negligence or willful misconduct, Operator shall not be responsible for any fees and/or penalties associated with imbalances charged by any pipeline to any Non-Operator.

5. To allow for the recovery of gas from an imbalance account and to balance the gas account of the parties, a party which has taken less than its full Working Interest share of gas at any time ("negative balance"), shall be entitled to produce, take and deliver each month upon reasonable notice to the Operator and to the other affected parties, its Working Interest share of the anticipated allowable gas production to be assigned to such well by the governmental entity having jurisdiction (if applicable) plus an amount up to an additional twenty-five percent (25%) ("Make-up Gas") of the Working Interest share of each party which has taken more than its full share of gas at such time ("positive balance"). However, a party with a negative balance shall never be allowed to take more than its Working Interest share of such allowable gas (if applicable) during the months of November, December, January and February. If more than one party has a negative balance and elects to take Make-up Gas, they shall divide the Make-up Gas to be taken from any party with a positive balance in proportion to the respective Working interest participation or each such party with a negative balance in such well.

6. This Agreement shall apply separately to each well, proration unit, conservation unit, and to each producing formation within such well, proration unit or conservation unit (unless such formations are accounted for all purposes as commingled production), and as to instances where any price controls apply to Make-up Gas, to each regulated price category; all uncontrolled gas is in a single price category for this purpose. The term "well" is used throughout the other paragraphs of this Agreement for convenience only and shall be deemed to include the other delineations herein set forth to the extent relevant. Imbalances in one well, proration unit, conservation unit, producing formation or category shall not be used for balancing any other well, proration unit, conservation unit, producing formation or category, as the case may be.

7. If, at the permanent termination of production of gas from a well, an imbalance exists between the parties; statements or invoices for a monetary settlement of the imbalance between any of the parties relative to such well shall be issued within one hundred eighty (180) days. Operator shall promptly provide all parties with a final cumulative balance for each party upon receipt of all relevant data from all other parties after permanent termination of production from each well. For the purposes hereof, the value per unit in calculating a monetary settlement shall be defined as the weighted average of the actual values received by a party with a positive balance on all of its gas sales under an arms-length contract in excess of its Working Interest share ("Extra Gas"), beginning when such party was last in balance. If such party did not sell all or part of such Extra Gas under an armslength contract, such Extra Gas not sold will be valued in the same manner used for production and severance taxes when produced. The amount of the monetary settlement due each party with a negative balance for any well shall be determined by: (a) multiplying the value per unit (as defined above) received by each party with a positive balance for each well by the volume of gas (same unit basis) such party has produced; (b) subtracting production and severance taxes (and royalties if paid on a gas taken rather than on a working interest basis) paid on such Extra Gas; (c) totaling the figures computed in (a) and (b) for all parties with a positive balance; and (d) allocating to each party with a negative balance its pro rata share of the total reached in (c) above on the basis of the ratio of each party's negative balance volume to the total negative balance volumes for all parties. Each party with a positive balance shall provide a settlement schedule to each party with a positive  balance  which  is  or  may  be  subject to refund or other dispute by order(s) of the FERC, the Minerals Management Service, the courts or other authorities may be withheld by such party until such prices or disputes are fully resolved, unless the relevant parties with a negative balance furnish satisfactory undertakings agreeing to hold the relevant parties with a positive balance harmless from any financial loss due to the orders or disputes. Settlement as provided herein shall also be made by any party with a positive balance prior to any sale, assignment or other disposition of all or any part of its interest in any well in which such party has a positive balance. If the provisions of this Agreement are breached by the transferring party, any party receiving any part of the transferred interest shall be jointly and severally liable for its pro rate share of such positive balance upon the demand of any party with a negative balance.

8. Balancing payments from parties with a positive balance to parties with a negative balance under this Agreement shall be paid not later than sixty (60) days (l) after the amount of the monetary settlement due such party has been determined and a statement or invoice issued, or (2) after the date when the period for calculation of amounts due has passed, whichever is the earlier, pursuant to the provisions of Paragraph 7 above. No interest shall accrue or be due among the parties as to the period prior to this payment date. Interest on late payments (including payments rightfully made on a late basis because amounts are subject to potential refund or other dispute as stated in Paragraph 7 above or which are delayed because computations are not timely completed) shall accrue at the prime rate in effect at Chemical Banking Corp., New York, New York, at noon on the first day of the month in which the payment due date occurs plus two percent (2%) or the maximum contract rate permitted by applicable law, whichever is less. Attorneys' fees, court costs and other reasonable costs of collection of amounts owing due to breach of this Agreement shall also be payable to the affected party(ies).

9. Each party taking gas from a well shall promptly furnish or cause to be furnished to Operator a monthly statement of gas taken. Operator shall regularly furnish to each party a statement of the gas balancing among the parties, including the total quantity of gas produced from each well, the portion thereof used in operations, vented or lost, and the total quantity delivered for each party's account. Each party shall retain records of volumes or gas taken or marketed from each well and revenues or values accruing thereto for the full term of the Operating Agreement and two (2) years thereafter. Any party with either a positive or negative balance shall have the right during the two (2) years following each statement/invoice due date under Paragraph 7 above to audit the records of the other parties with positive or negative balances as to volumes, revenues, values and other relevant information concerning such well. No party will use any of the information obtained pursuant to the provisions of this paragraph for any other purpose than implementing the terms of this Agreement and enforcing rights thereunder.

10. In addition to any rights granted in the Operating Agreement, if any well produces casinghead gas and any party is not selling all of its Working Interest share, Operator shall have the right but not the obligation to sell the non-selling party's share of casinghead gas for the account of such party.

11. Each Party hereto shall share in and own the condensate recovered from each well by primary separation at the least in accordance with its Working Interest in such well as provided in the Operating Agreement.

12. Gas used in lease operations, vented or-lost shall not be considered taken by any party for purposes of the balancing hereunder. Nothing herein shall change or affect each party's obligation to pay its Working Interest share of all costs and liabilities incurred in accordance with such party's Working Interest.

13. At all times while gas is produced from the Contract Area, unless otherwise required by the laws, rules and regulations, each party shall make appropriate settlement of all royalties, overriding royalties and other payments out of or in lieu of production for which it is responsible ("royalty payments") as if each party were taking or delivering to a purchaser its Working Interest share and its Working Interest share only, of such gas production. Each party hereto agrees to defend, indemnify and hold each other party harmless from all claims for royalty payments asserted by third parties to whom any party hereto is accountable.

14. Each party taking or marketing gas hereunder shall pay or cause to be paid, all production and severance taxes due on all volumes of gas actually taken or marketed by such party, unless otherwise required by any laws, rules or regulations.

15. Nothing contained herein shall be construed to deny any party the right, from time to time, to produce and take or deliver to its purchaser the entire well stream, if necessary, to meet such deliverability tests as may be reasonably required by its gas sales contract.

16. The parties shall communicate, as necessary, the contents of this Agreement to any of their respective gas purchasers or transporters and monitor their respective deliveries so as to ensure to the extent reasonably practicable that such third parties do not take gas in excess of the quantities provided herein.

17. This Agreement shall remain in force and effect as long as the Operating Agreement is in effect and thereafter until the gas balance accounts of the parties are settled ill full or the audit period provided in Paragraph 9 has expired, whichever shall be longer. The obligations of the parties shall survive the termination of this Agreement.

A.A.P.L.  FORM  610  -  MODEL  FORM  OPERATING  AGREEMENT  -  1989

IN WITNESS WHEREOF, this agreement shall be effective as of the 17 day of May, 1999.



ATTEST  OR  WITNESS:                         OPERATOR

     Cummins  &  Walker  Oil  Company,  Inc.

               By_______/s/______________________
     Type  or  print  name
                            M.  L.  Walker,  II

     Title  President
                                        Date   5-21-99
     Tax  ID  or  S.S.  No._______________


                                  NON-OPERATORS

                                    LaKota  Energy,  Inc.
_____________________________________
By________/s/_________________________________
                                   Ken  Honeyman
     Type  or  print  name
     Title  ______President_________________________
Date  _______6-14-99___________________________
     Tax  ID  or  S.S.  No.____58-1891761____________




______________________________________________
_____________________________________
By____________________________________________

______________________________________________
     Type  or  print  name
     Title  ________________________________________
     Date  _________________________________________
     Tax  ID  or  S.S.  No.____________________________



______________________________________________
_____________________________________
By____________________________________________

______________________________________________
     Type  or  print  name
     Title  ________________________________________
Date  _________________________________________
     Tax  ID  or  S.S.  No.____________________________